Exhibit 4.6


EXECUTION COPY


                      BURLINGTON RESOURCES FINANCE COMPANY


                        $500,000,000 5.60% Notes due 2006
                        $500,000,000 6.50% Notes due 2011
                        $500,000,000 7.40% Notes due 2031



                               Purchase Agreement
       (Fully and Unconditionally Guaranteed by Burlington Resources Inc.)


         New York, New York
         November 8, 2001


Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
Morgan Stanley & Co. Incorporated
As Representatives of the Initial Purchasers
c/o Michele E. Taub, Esq.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

     Burlington Resources Finance Company, a Nova Scotia unlimited liability company (the "Company"), proposes to issue and sell to the several parties named in Schedule I hereto (the "Initial Purchasers"), for whom you (the "Representatives") are acting as representatives, $500,000,000 principal amount of its 5.60% Notes due 2006, $500,000,000 principal amount of its 6.50% Notes due 2011 and $500,000,000 principal amount of its 7.40% Notes due 2031 (together, the "Securities") to be guaranteed by Burlington Resources Inc. (the "Guarantor"). The Securities are to be issued under an indenture (the "Indenture") dated as of February 12, 2001, between the Company and Citibank, N.A., as trustee (the "Trustee"). The Securities have the benefit of the Registration Rights Agreement (the "Registration Rights Agreement"), dated as of November 16, 2001, between the Company and the Initial


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Purchasers, pursuant to which the Company has agreed to register the Securities under the Act subject to the terms and conditions therein specified. To the extent there are no additional parties listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Initial Purchasers, and the terms Representatives and Initial Purchasers shall mean either the singular or plural as the context requires. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 17 hereof.

     The sale of the Securities to the Initial Purchasers will be made without registration of the Securities under the Act in reliance upon exemptions from the registration requirements of the Act.

     In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum, dated November 7, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Preliminary Memorandum"), and a final offering memorandum, dated November 8, 2001 (as amended or supplemented at the Execution Time, including any and all exhibits thereto and any information incorporated by reference therein, the "Final Memorandum"). Each of the Preliminary Memorandum and the Final Memorandum sets forth certain information concerning the Company and the Securities. The Company hereby confirms that it has authorized the use of the Preliminary Memorandum and the Final Memorandum, and any amendment or supplement thereto, in connection with the offer and sale of the Securities by the Initial Purchasers. Unless stated to the contrary, any references herein to the terms "amend", "amendment" or "supplement" with respect to the Final Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the Execution Time which is incorporated by reference therein.

     1. Representations and Warranties. The Company represents and warrants to each Initial Purchaser as set forth below in this Section 1.

          (a) The Preliminary Memorandum, at the date thereof, did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time and on the Closing Date, the Final Memorandum did not, and will not (and any amendment or supplement thereto, at the date thereof and at the Closing Date, will not), contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information



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

     contained in or omitted from the Preliminary Memorandum or the Final Memorandum, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Initial Purchasers through the Representatives specifically for inclusion therein.

          (b) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (c) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (d) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (e) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (f) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any securities of the Company (except as contemplated by this Agreement).

          (g) The Company has not taken, directly or indirectly, any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The information provided by the Company pursuant to Section 5(h) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (i) The Company is an unlimited liability company duly organized, validly existing and in good standing under the laws of Nova Scotia, Canada, has the corpo-



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

     rate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (j) Each subsidiary of the Company, if any, has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (k) This Agreement has been duly authorized, executed and delivered by the Company, as principal and not as agent.

          (l) The Indenture has been duly qualified under the Trust Indenture Act and the Indenture and the Registration Rights Agreement have been duly authorized, executed and delivered by the Company, as principal and not as agent, and are valid and binding agreements of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) rights to indemnification and contribution under the Registration Rights Agreement may be limited under applicable law or public policy considerations.

          (m) The Securities have been duly authorized by the Company, as principal and not as agent, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with this Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.



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

          (n) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Registration Rights Agreement and the Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws (or other equivalent organizational document) of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries or affiliates that is material to the Company and its subsidiaries, taken as a whole, or any judgment or decree of any governmental agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Registration Rights Agreement or the Securities, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Securities.

          (o) There has not occurred any material adverse change in, or any adverse development which materially affects, the condition, financial or otherwise, or the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum.

          (p) All descriptions in the Final Memorandum of statutes, regulations, legal or governmental proceedings, contracts and other documents are accurate in all material respects and fairly present in all material respects the information required to be shown.

          (q) The Company is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Initial Purchaser.

     2. Issuance of Notes. Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell and the Initial Purchasers agree



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

to purchase the Securities at a purchase price equal to 99.984% of the principal amount of the 2006 Notes, 99.719% of the principal amount of the 2011 Notes and 99.862% of the principal amount of the 2031 Notes, plus accrued interest, if any, from November 16, 2001, to the date of payment and delivery. As compensation to the Initial Purchasers for their services and commitments hereunder in relation to the issuance of the Notes, the Company hereby agrees to pay to the Initial Purchasers a commission of .600% of the principal amount of the 2006 Notes, a commission of .650% of the principal amount of the 2011 Notes, and a commission of .875% of the principal amount of the 2031 Notes.

     3. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 A.M., New York City time, on November 16, 2001, or at such time on such later date (not later than November 19, 2001) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Initial Purchasers against payment by the several Initial Purchasers through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

     4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:

          (a) It has not offered or sold, and will not offer or sell, any Securities except (i) to those it reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Act) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A; or (ii) in accordance with the restrictions set forth in Exhibit B hereto.

          (b) Neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in the United States by means of any form of general solicitation or general advertising (within the meaning of Regulation D) in the United States.

     5. Agreements. The Company agrees with each Initial Purchaser that:



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

          (a) The Company will furnish to each Initial Purchaser and to counsel for the Initial Purchasers, without charge, during the period referred to in paragraph (c) below, as many copies of the Final Memorandum and any amendments and supplements thereto as it may reasonably request.

          (b) The Company will not amend or supplement the Final Memorandum, other than by filing documents under the Exchange Act that are incorporated by reference therein, without the prior consent of the Representatives; provided, however, that, prior to the completion of the distribution of the Securities by the Initial Purchasers (as determined by the Initial Purchasers), the Company will not file any document under the Exchange Act that is incorporated by reference in the Final Memorandum unless, prior to such proposed filing, the Company has furnished the Representatives with a copy of such document for their review and the Representatives have not reasonably objected to the filing of such document.

          (c) If at any time prior to the completion of the sale of the Securities by the Initial Purchasers (as determined by the Representatives), any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Memorandum in order to make the statements therein, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Representatives, it is necessary to amend or supplement the Final Memorandum to comply with law, forthwith (subject to the requirements of paragraph (b) of this Section 5) the Company will prepare and furnish, at its own expense, to the several Initial Purchasers and counsel for the Initial Purchasers without charge in such quantities as you may reasonably request either amendments or supplements to the Final Memorandum so that the statements in the Final Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Memorandum, as so amended or supplemented, will comply with law.

          (d) The Company will endeavor to qualify, if necessary, the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers shall reasonably request and to pay all reasonable expenses (including reasonable fees and disbursements of counsel) in connection with such qualification and in connection with the determination of the eligibility of the Securities for investment under the laws of such jurisdictions as the Initial Purchasers may designate; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to



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

     service of process in suits, other than those arising out of the offering or sale of the securities in any jurisdiction where it is now so subject.

          (e) The Company will not, and will not permit any of its Affiliates to, resell any Securities that have been acquired by any of them.

          (f) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (g) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (h) So long as any of the Securities are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Company will, during any period in which it is not subject to and in compliance with
     Section 13 or 15(d) of the Exchange Act or it is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each holder of such restricted securities and to each prospective purchaser (as designated by such holder) of such restricted securities, upon the request of such holder or prospective purchaser, any information required to be provided by Rule 144A(d)(4) under the Act. This covenant is intended to be for the benefit of the holders, and the prospective purchasers designated by such holders, from time to time of such restricted securities.

          (i) Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf will engage in any directed selling efforts with respect to the Securities, and each of them will comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

          (j) The Company will cooperate with the Representatives and use commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (k) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the



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

     Securities (other than the Securities) without the prior written consent of the Representatives.

          (l) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (m) The Company agrees to pay the costs and expenses relating to the following matters: (i) the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of the Preliminary Memorandum and Final Memorandum and each amendment or supplement to either of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Memorandum and Final Memorandum, and all amendments or supplements to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (vi) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (vii) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

     6. Conditions to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) The Representatives shall have received on the Closing Date (i) opinions of Cahill Gordon & Reindel, special U.S. counsel to the Guarantor, and Bennett Jones LLP, special Canadian counsel to the Company, addressing the matters set forth in paragraphs (i), (ii)(a), (iv), (v), (vi), (vii),
     (viii), (ix), (x), (xi)(a), (xii)(b), (xiii), (xiv)(b), (xv), (xvi),
     (xvii), (xviii) and (xix) of Exhibit A attached hereto, and (ii) an opinion of the Vice President and General Counsel of the Guarantor and the Company,


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     addressing the matters set forth in paragraphs (ii)(b), (iii), (x), (xi)
     (item (b)), (xii)(a) and (xiv)(a) of Exhibit A.

          (b) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Rights Agreement, the Final Memorandum (as amended or supplemented at the Closing
     Date) and other related matters as the Representatives may reasonably require, and the Company and Guarantor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (c) Subsequent to the execution and delivery of the Purchase Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Guarantor's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Final Memorandum that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

          (d) The Representatives shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (c)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.



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          (e) The Representatives shall have received on each of the date hereof and the Closing Date a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, from PricewaterhouseCoopers LLP, independent accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the financial statements and certain financial information contained in or incorporated by reference into the Final Memorandum.

          References to the Final Memorandum in this Section 6(e) include any amendment or supplement thereto at the date of the applicable letter.

          (f) The Representatives shall have received (i) on the date of this Agreement, a guarantee in the form of Exhibit C (the "Purchase Agreement Guarantee") executed by the Guarantor and (ii) on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Guarantor, to the effect that the representations and warranties of the Guarantor contained in the Purchase Agreement Guarantee are true and correct as of the Closing Date and that the Guarantor has complied with, and satisfied all, the conditions to be performed or satisfied by it on or before the Closing Date.

          (g) The Representatives shall have received on the Closing Date a guarantee agreement (the "Securities Guarantee"), in form attached as Exhibit A of the Indenture, under which the Guarantor agrees to irrevocably and unconditionally guarantee all the Company's obligations under the Indenture in respect of the Securities.

          (h) The Representatives shall have received on the Closing Date a registration rights agreement (the "Registration Rights Agreement"), in form and substance satisfactory to the Representatives, executed by the Company and the Guarantor.

     If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers, this Agreement and all obligations of the Initial Purchasers hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.



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

     The documents required to be delivered by this Section 6 will be delivered at the office of counsel for the Initial Purchasers, at 825 Eighth Avenue, New York, New York 10019, on the Closing Date.

     7. Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Initial Purchasers set forth in Section 6 hereto is not satisfied, because of any termination pursuant to Section 10(a)(ii) hereof at a time when Section 10(a)(i) hereof is not simultaneously applicable or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Initial Purchasers, the Company will reimburse the Initial Purchasers severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, the directors, officers, employees and agents of each Initial Purchaser and each person, if any, who controls such Initial Purchaser within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser or any such director, officer, employee, agent or controlling person in connection with defending or investigating any such action or claim) insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Memorandum, the Final Memorandum (or in any supplement or amendment thereto) or any information provided by the Company to any holder or prospective purchaser of Securities pursuant to Section 5(h), or in any amendment thereof or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representatives expressly for use therein.

     (b) Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section



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

20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Initial Purchaser, but only with reference to written information relating to such Initial Purchaser furnished to the Company by such Initial Purchaser in writing through the Representatives expressly for use in the Preliminary Memorandum or the Final Memorandum or any amendments or supplements thereto. The Company acknowledges that the statements set forth in the Preliminary Memorandum and the Final Memorandum constitute the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Memorandum or the Final Memorandum (or in any amendment or supplement thereto).

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such set-tlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) If the indemnification provided for in paragraph (a) or (b) in this
Section 8 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total discounts and commissions received by the Initial Purchasers bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Initial Purchasers' respective obligations to contribute pursuant to this
Section 8(d) are several in proportion to the respective principal amounts of Securities purchased by each of such Initial Purchasers and not joint. The Company and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this paragraph (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by it exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (e) The indemnity and contribution provisions contained in this Section 8 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser or any person controlling any Initial Purchaser or by or on behalf of the Company, its directors or officers or any person controlling the Company and
(iii) acceptance of and payment for any of the Securities.

     9. Default by an Initial Purchaser. If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days (but not later than November 19, 2001), as the Representatives shall determine in order that the required changes in the Final Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.

     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if (a) at any time prior to such time (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Guarantor shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event, singly or together with any other such event, makes it, in the judgment of the Representatives, impracticable to market the Securities on the terms and in the manner contemplated in the Final Memorandum.

     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, c/o Michele E. Taub, Esq., facsimile number (212) 670-4530 and confirmed to it at (212) 670-7578; or, if sent to the Company, will be mailed, delivered or telefaxed to Burlington Resources Finance Company, c/o Burlington Resources Inc., 5051 Westheimer, Suite 1400, Houston, Texas 77056-2124, attention of the Legal Department, facsimile number (713) 624-9627.

     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and, except as expressly set forth in Section 5(h) hereof, no other person will have any right or obligation hereunder.

     14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Solely for purposes of enforcing this Agreement, the Company hereby consents to personal jurisdiction, service of process and venue in any court in which any claim or proceeding that is subject to this Agreement is brought against it. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction or conduct in connection therewith, and any legal immunity which may be available to the Company, is hereby waived by the Company. The agreements contained in this paragraph shall remain in full force and effect notwithstanding the termination of this Agreement.

     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all which together shall constitute one and the same instrument.

     16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

     17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

     "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Affiliate" shall have the meaning set forth in the Indenture.

     "Business Day" shall have the meaning set forth in the Indenture.

     "Commission" shall mean the Securities and Exchange Commission.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "Execution Time" shall mean, the date and time that this Agreement is executed and delivered by the parties hereto.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Regulation D" shall mean Regulation D under the Act.

     "Regulation S" shall mean Regulation S under the Act.

     "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the several Initial Purchasers.

                            Very truly yours,

                            BURLINGTON RESOURCES FINANCE COMPANY


                            By:   /s/ Daniel D. Hawk
                                  --------------------------------
                                  Name:   Daniel D. Hawk
                                  Title:


The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated


By  /s/ F. Brady Parish, Jr.
    ----------------------------------
     Name:   F. Brady Parish, Jr.
     Title:  Vice President


Morgan Stanley & Co. Incorporated


By  /s/ Michael Fusco
    ----------------------------------
     Name:   Michael Fusco
     Title:  Executive Director


For themselves and the other several Initial
Purchasers named in Schedule I to
the foregoing Agreement.

                                   SCHEDULE I


Initial Purchasers                                      Principal Amount           Principal Amount        Principal Amount
------------------
                                                        of 2006 Notes              of 2011 Notes           of 2031 Notes
                                                        to be Purchased            to be Purchased         to be Purchased
                                                        ---------------            ---------------         ---------------

Merrill Lynch, Pierce, Fenner & Smith                           $154,750,000              $154,750,000            $154,750,000
     Incorporated
Morgan Stanley & Co. Incorporated.                               154,750,000               154,750,000             154,750,000
Banc of America Securities LLC                                    13,600,000                13,600,000              13,600,000
BNP Paribas Securities Corp.                                      13,600,000                13,600,000              13,600,000
First Union Securities, Inc.                                      13,600,000                13,600,000              13,600,000
Fleet Securities, Inc.                                            13,600,000                13,600,000              13,600,000
Mellon Financial Markets, LLC                                     13,600,000                13,600,000              13,600,000
Salomon Smith Barney, Inc.                                        13,600,000                13,600,000              13,600,000
Scotia Capital (USA) Inc.                                         13,600,000                13,600,000              13,600,000
TD Securities (USA) Inc.                                          13,600,000                13,600,000              13,600,000
The Royal Bank of Scotland plc                                    13,600,000                13,600,000              13,600,000
Tokyo-Mitsubishi International plc                                13,600,000                13,600,000              13,600,000
ABN AMRO Incorporated                                              6,812,500                 6,812,500               6,812,500
Banc One Capital Markets, Inc.                                     6,812,500                 6,812,500               6,812,500
Barclays Capital Inc.                                              6,812,500                 6,812,500               6,812,500
BNY Capital Markets, Inc.                                          6,812,500                 6,812,500               6,812,500
Credit Suisse First Boston Corporation                             6,812,500                 6,812,500               6,812,500
Mizuho International plc                                           6,812,500                 6,812,500               6,812,500
RBC Dominion Securities Corporation                                6,812,500                 6,812,500               6,812,500
Wells Fargo Brokerage Services, LLC                                6,812,500                 6,812,500               6,812,500
                                                               -------------              ------------            ------------
         Total                                                  $500,000,000              $500,000,000            $500,000,000


                                                                       EXHIBIT A

                              [Form of] Opinion of
                    Counsel for the Guarantor and the Company


The opinion of counsel for the Company to be delivered pursuant to Section 6(a) of the Purchase Agreement shall be to the effect that:

          (i) the Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) the Guarantor (a) has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and (b) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

          (iii) the Company and each material subsidiary of the Guarantor has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Final Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole;

          (iv) the Purchase Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and the Purchase Agreement Guarantee has been duly authorized, executed and delivered by the Guarantor;

          (v) the Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company, and each of the Indenture, Purchase Agreement and the Registration Rights Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity) and (c) rights to indemnification and contribution under the Purchase Agreement and Registration Rights Agreement may be limited under the applicable law or public policy considerations;

          (vi) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity);

          (vii) each of the Securities Guarantee, Purchase Agreement Guarantee and the Registration Rights Agreement has been duly authorized, executed and delivered by the Guarantor and is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms except that (a) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights or remedies generally, (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceedings therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or equity) and (c) rights to indemnification and contribution under the Purchase Agreement Guarantee and the Registration Rights Agreement may be limited under the applicable law or public policy considerations;

          (viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities will not contravene any provisions of the memorandum or articles of association of the Company;

          (ix) the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Purchase Agreement Guarantee, the Regis-tration Rights Agreement and the Securities Guarantee will not contravene any provisions of the certificate of incorporation or by-laws of the Guarantor;

          (x) to the knowledge of such counsel, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Purchase Agreement, the Registration Rights Agreement, the Indenture and the Securities and the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Purchase Agreement Guarantee, the Registration Rights Agreement and the Securities Guarantee will not contravene any provision of applicable law or any agreement or other instrument binding upon the Guarantor, the Company or any other subsidiary of the Guarantor that has been filed pursuant to and in accordance with the Exchange Act, or any judgment, order or decree of any governmental body, agency or court of the United States, Canada or any jurisdiction therein or any other jurisdiction having jurisdiction over the Guarantor or any of its subsidiaries, or any provision of applicable law (other than state securities law) and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture or the Securities or by the Guarantor of its obligations under the Purchase Agreement Guarantee, the Registration Rights Agreement or the Securities Guarantee, except in each case as such may be required by the federal securities laws or Blue Sky laws of the various states in connection with the offer and sale of the Securities and except such approvals as may be required by the SEC in relation to any Registration Statement (as defined in the Registration Rights Agreement);

          (xi) the statements (a) in the Final Memorandum under the captions "Description of Notes and Guarantees" and "Plan of Distribution" and (b) "Item 3 - Legal Proceedings" of the Guarantor's most recent annual report on Form 10-K incorporated by reference in the Final Memorandum, in each case insofar as such documents constitute summaries of the legal matters, documents or legal proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings, and fairly summarize the matters referred to therein;

          (xii) such counsel does not know of (a) any legal or governmental proceedings pending or threatened to which the Guarantor or any of its subsidiaries is a party or to which any of the properties of the Guarantor or any of its subsidiaries is subject that are required to be described in the Final Memorandum and are not so described or of (b) any statutes, regulations, contracts or other documents that are required to be described in the Final Memorandum or to be incorporated by reference therein that are not described or incorporated as required;

          (xiii) neither the Company nor the Guarantor are, nor are either of them directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder;

          (xiv) (a) such counsel is of the opinion that each document, if any, filed pursuant to the Exchange Act and incorporated by reference in the Final Memorandum (except for financial statements and schedules and other financial or statistical information included therein as to which such counsel need not express any opinion) was appropriately responsive when so filed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder and (b) no facts have come to the attention of such counsel that lead such counsel to believe that the Final Memorandum, as of its date or as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel has not been requested to and does not make any comment with respect to the financial statements and schedules and other financial and statistical data included or incorporated by reference in the Final Memorandum);

          (xv) subject to the assumptions, qualifications and limitations contained therein, the statements set forth in the Final Memorandum under the heading "Certain Income Tax Considerations -- Canadian Federal Income Tax Considerations," insofar as such statements constitute a summary of certain Canadian federal income tax considerations, fairly represent the information referred to therein;

          (xvi) to our knowledge, no litigation or governmental proceedings are pending or threatened against the Company or any of its subsidiaries which would adversely affect the ability of the Guarantor, Burlington Resources Canada Inc. or any of the Guarantor's subsidiaries individually or in the aggregate, to perform its obligations under the Purchase Agreement, the Registration Rights Agreement, the Indenture or the Securities which is not disclosed and correctly summarized in the Final Memorandum;

          (xvii) assuming (i) the accuracy of, and compliance with, the representations, warranties and covenants of the Company and the Guarantor contained in the Purchase Agreement, (ii) the accuracy of, and compliance with, the representations, warranties and covenants of the Initial Purchasers contained in Section 4 of the Purchase Agree-ment, (iii) the accuracy of the representations and warranties of each of the purchasers to whom any of the Initial Purchasers initially resells the Securities deemed to have been made pursuant to the Final Memorandum, (iv) the compliance by the Company and the Guarantor and the Initial Purchasers with the offering and transfer procedures and restrictions described in the Final Memorandum, the Purchase Agreement and the Indenture and (v) the receipt by the purchasers to whom the Initial Purchasers initially resell the Securities of a copy of the Final Memorandum prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers or in connection with the initial resales of the Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum to register the Securities under the Securities Act of 1933, as amended, and it is not necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended; it being understood that no opinion is expressed as to any subsequent resale of any Securities;

          (xviii) a court of competent jurisdiction in the Province of Alberta would give effect to the choice of New York law as the proper law governing the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein; to our knowledge, there are no reasons under present law for avoiding the choice of New York law to govern the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement under the laws of the Province of Alberta and the federal laws of Canada applicable therein;

          (xix) if the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement were sought to be enforced in the Province of Alberta in accordance with the laws applicable thereto, as chosen by the parties, namely, New York law, a court of competent jurisdiction in the Province of Alberta would, subject to paragraph (xviii) above, and to the extent specifically pleaded and proved as a fact by expert evidence, recognize the choice of New York law and apply such law to all issues that, under the conflict of laws rules of the Province of Alberta, are to be determined in accordance with the proper or general law of a contract, provided that none of the provisions of the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement, or of New York law, are contrary to public policy as that term is understood under the laws of the Province of Alberta and the federal laws of

     Canada applicable therein; and further provided that, in matters of procedure (as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein), the laws of the Province of Alberta will be applied including the Limitations Act (Alberta), and a court of competent jurisdiction in the Province of Alberta will retain discretion to decline to hear such action and apply such law
     (i) if it is contrary to public policy (as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein) for such court to do so, or (ii) if it is not the proper forum to hear such an action, or (iii) if concurrent proceedings are being brought elsewhere; to our knowledge, there are no reasons based on public policy, as that term is understood under the laws of the Province of Alberta and the laws of Canada applicable therein, for avoiding enforcement of the Indenture, the Securities, the Registration Rights Agreement or the Purchase Agreement (with the exception of the indemnity and contribution provisions contained therein);

          (xx) the laws of the Province of Alberta permit an action to be brought in a court of competent jurisdiction in the Province of Alberta on any final and conclusive judgment in personam for a fixed sum of money of any federal or state court located in the Borough of Manhattan in the City of New York ("New York Court") respecting the enforcement of the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if: (i) the court rendering such judgment had jurisdiction over the judgment debtor, as recognized by the courts of the Province of Alberta (to our knowledge, submission under the provisions of the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement to the jurisdiction of the New York Court will be sufficient for this purpose), and the judgment debtor was properly served in the action leading to such judgment; (ii) such judgment was not obtained by fraud or in a manner contrary to natural justice and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Alberta, or contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada); (iii) the enforcement of such judgment does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriation or penal laws or other laws of a public law nature; (iv) no new admissible evidence relevant to the action is discovered prior to rendering of judgment by the court in the Province of Alberta; and (v) the action to enforce such judgment is commenced within the applicable limitation periods; to our knowledge, there are no reasons under present law of the Province of Alberta for avoiding recognition of said judgments of New York Courts which might be rendered in respect of the Indenture, the Securities, the Registration Rights Agreement and the Purchase Agreement based upon public policy, as that term is understood under the laws of the Province of Alberta and the federal laws of Canada applicable therein; and

          (xxi) in an action on a final and conclusive judgment in personam for a fixed sum of money of a New York Court which is not impeachable as void or voidable under New York law, a court of competent jurisdiction in the Province of Alberta would not refuse to recognize the jurisdiction of the court rendering such judgment on the basis of process having been served on CT Corporation System as the agent to receive service of process in the United States of America appointed by the Company under the Indenture, the Registration Rights Agreement and the Purchase Agreement provided the Company has not purported to revoke the appointment, or CT Corporation System has not terminated the agency or otherwise rendered service on it ineffective.

     With respect to paragraph (x) above, each of Cahill Gordon & Reindel, special U.S. counsel to the Company and Guarantor, and Bennett Jones LLP, special Canadian counsel to the Company and Guarantor, may each (i) limit the agreements and instruments referred to in paragraph (x) of this section to only those agreements and instruments that have been filed pursuant to and in accordance with the Exchange Act and (ii) rely on one or more certificates of the Vice President and General Counsel of the Guarantor and Company for their opinion indicating a lack of conflicts as described in paragraph (x).

     The 10b-5 letter shall include the following:

     We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed. Given the limitations inherent in the role of outside counsel and the character of determinations involved in the preparation of the Final Memorandum, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum and have made no independent check or verification thereof (except to the extent provided in paragraph 5 above). On the basis of the foregoing, no facts have come to our attention which lead us to believe that the Final Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements, including the notes thereto, or any other financial or statistical data that is found in or derived from the internal accounting and other records of the Company and its subsidiaries set forth or referred to in the Final Memorandum).

                                                                       EXHIBIT B

                                    [Form of]
                       Selling Restrictions for Offers and
                        Sales outside the United States


     (1) (a) The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser represents and agrees that, except as otherwise permitted by Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit, it has offered and sold the Securities, and will offer and sell the Securities, (i) as part of their distribution at any time; and (ii) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S under the Act. Accordingly, each Initial Purchaser represents and agrees that neither it, nor any of its Affiliates nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and that it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Initial Purchaser agrees that, at or prior to the confirmation of sale of Securities (other than a sale of Securities pursuant to Section 4(a)(i) or (ii) of the Agreement to which this is an exhibit), it shall have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

     "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and November 16, 2001, except in either case in accordance with Regulation S or Rule 144A under the Act. Terms used above have the meanings given to them by Regulation S."

     (b) Each Initial Purchaser also represents and agrees that it has not entered and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its Affiliates or with the prior written consent of the Company.

     (c) Terms used in this section have the meanings given to them by Regulation S.

     (2) Each Initial Purchaser represents and agrees that (i) it has not offered or sold, and will not offer or sell, in the United Kingdom, by means of any document, any Securities other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or as agent (except in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1989 of Great Britain); (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

                                                                       EXHIBIT C

                                    [Form of]
                          Purchase Agreement Guarantee
                          by Burlington Resources Inc.


     Burlington Resources Inc., a Delaware corporation (the "Guarantor"), hereby guarantees, as a primary obligor and not merely as surety, the due and punctual payment and performance by Burlington Resources Finance Company, a Nova Scotia unlimited liability company (the "Company"), of its obligations under the Purchase Agreement dated as of November 8, 2001 (the "Purchase Agreement"), between the several Initial Purchasers named therein and the Company (all such obligations being referred as the "Obligations"). Capitalized terms used but not defined herein are used with the meanings assigned to them in the Purchase Agreement.

     This Purchase Agreement Guarantee constitutes a guarantee of payment when due and not of collection.

     The Guarantor guarantees that the Obligations will be paid when due strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Initial Purchasers with respect thereto and regardless of any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor. This Purchase Agreement Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Initial Purchasers upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

     The Guarantor waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Purchase Agreement Guarantee and any requirement that the Initial Purchasers exercise any right or take any action against the Company.

     Until the irrevocable payment in full in cash of all the Obligations, the Guarantor irrevocably waives any claim or other rights which it may now or hereafter acquire against the Initial Purchasers that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Purchase Agreement Guarantee, including any right of subrogation, reimbursement, exoneration, or indemnification and any right to participate in any claim or remedy of the Initial Purchasers against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in cash in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the Initial Purchasers, and shall promptly be credited and applied against the Obligations.

     The Guarantor represents and warrants to each of the Initial Purchasers that as of the date hereof and as of the Closing Date that:

          (a) The Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

          (b) Burlington Resource Finance Company and each material subsidiary of the Guarantor has been duly organized, is validly existing in good standing under the laws of the jurisdiction of its organization, has the power and authority to own its property and to conduct its business as described in the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Guarantor and its subsidiaries, taken as a whole.

          (c) The Purchase Agreement Guarantee, Registration Rights Agreement and Securities Guarantee have been duly authorized, executed and delivered by the Guarantor.

          (d) The execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, this Purchase Agreement Guarantee, the Registration Rights Agreement and the Securities Guarantee will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Guarantor or any agreement or other instrument binding upon the Guarantor or any of its subsidiaries or affiliates that is material to the Guarantor and its subsidiaries, taken as a whole, or any judgment or decree of any governmental agency or court having jurisdiction over the Guarantor or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the perform-ance by the Guarantor of its obligations under this Purchase Agreement Guarantee or the Securities Guarantee.

          (e) There has not occurred any material adverse change in, or any adverse development which materially affects, the condition, financial or otherwise, or in the earnings, business or operations of the Guarantor and its subsidiaries, taken as a whole, from that set forth in the Preliminary Memorandum and the Final Memorandum.

          (f) The Securities Guarantee has been duly authorized, executed and delivered by the Guarantor and is a valid and binding agreement of the Guarantor, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) The Guarantor is not, nor is it directly or indirectly controlled by or acting on behalf of any person which is, (i) an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Commission thereunder or (ii) a "holding company" within the meaning of, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations promulgated by the Commission thereunder.

          (h) Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor, threatened, against or affecting the Guarantor or any of its subsidiaries which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Guarantor or any of its subsidiaries or the consummation of the transactions contemplated by this Agreement or the performance by the Guarantor of its obligations hereunder.

          (i) Neither the Guarantor, nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Act.

          (j) Neither the Guarantor, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any form of general solicitation or general advertising

     (within the meaning of Regulation D) in connection with any offer or sale of the Securities in the United States.

          (k) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Act.

          (l) Neither the Guarantor, nor any of its Affiliates, nor any person acting on its or their behalf has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.

     In further consideration of the agreements of the Initial Purchasers contained in the Purchase Agreement, the Guarantor covenants as follows:

          (a) To make generally available to the Guarantor's security holders and to the Representatives as soon as practicable an earnings statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (b) During the period beginning on the date of the Purchase Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Guarantor substantially similar to the Offered Securities (other than the Offered Securities) without the prior written consent of the Representatives.

     This Purchase Agreement Guarantee may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

     This Purchase Agreement Guarantee shall be governed by and construed in accordance with the internal laws of the State of New York. This Purchase Agreement Guarantee sets forth the entire agreement between the parties with respect to the matters addressed herein and supersedes all prior communications, written or oral, with respect hereto.

     The Guarantor waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Purchase Agreement Guarantee or the transactions contemplated hereby or the actions of the Guarantor and the Initial Purchasers in the negotiation, performance or enforcement hereof.

                               BURLINGTON RESOURCES INC.


                               By:  ___________________________________
                                     Name:
                                     Title: